UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 26, 2006

Innovo Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 19, 2006, Innovo Group Inc. (the "Company") entered into a private placement to certain "Accredited Investors," as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Investors" and "Securities Act"). In connection with the private placement, on December 26, 2006, the Company entered into a Warrant to Purchase up to 125,000 Shares of its Common Stock (the "Warrant") with an additional individual in exchange for introducing the Investors to the Company.

The Warrant issued is substantially similar to the warrants originally issued to the Investors in the private placement. The Warrant has an exercise price of $0.66, a term of 5 years and is first exercisable on June 25, 2007. The Warrant also contains a cashless or net-share exercise feature whereby the holder can elect to receive an amount of shares less that number of shares equal in market value to the aggregate exercise price. Further, the Holder represented to the Company that he is an "Accredited Investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Warrant was offered and sold to in reliance upon an exemption from registration under Rule 506 of Regulation D the Securities Act. The Warrant also contains customary terms and conditions normally set forth in warrant agreements. The Warrant also grants the holder the right to benefit from the registration rights granted to the other Investors.

The preceding description of the Warrant is a summary of the material terms of the agreement, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is filed herewith as Exhibit 4.1. Exhibit 4.1 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on the Company’s Current Report on Form 8-K filed on July 3, 2006, the Company received a letter from The Nasdaq Stock Market Inc. ("Nasdaq") on June 30, 2006, notifying it of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"). The June 30, 2006 letter stated that the Company had until December 27, 2006 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days.

On December 29, 2006, the Company announced that it had received a second letter from Nasdaq on December 28, 2006. The second letter notified the Company that it had failed to regain compliance with the Rule by December 27, 2006, but that the Company otherwise met all initial inclusion criteria set forth in Marketplace Rule 4310(c) except for the bid price requirement. As a result, the Company was eligible for an additional 180 calendar days to regain compliance with the Rule. Therefore, the Company has until June 25, 2007 to demonstrate compliance with the Rule by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. Failure to demonstrate compliance by such date may result in the delisting of the Company’s common stock from the Nasdaq Capital Market.

A copy of the press release issued by the Company on December 29, 2006 announcing the receipt of this letter from Nasdaq is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Please see the disclosure in Item 1.01 above incorporated herein by reference for the required disclosure under Item 3.02.

Item 9.01 Financial Statements and Exhibits.

4.1 Form of Warrant to Purchase Shares of Common Stock

99.1 Press Release dated December 29, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovo Group Inc.

January 3, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: Chief Executive Officer, President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
99.1	Press Release dated December 29, 2006